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                                                                    EXHIBIT 16.1

                   [LETTERHEAD OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP]


December 18, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:   T REIT, Inc.
      Commission File No. 000-49782


Commissioners:


We have read the statements that we understand T REIT, Inc. will include in Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our Firm.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Sincerely,


/s/ Squar, Milner, Reehl & Williamson, LLP
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SQUAR, MILNER, REEHL & WILLIAMSON, LLP
Newport Beach, California